PRESENTATION TO SHAREHOLDERS

September 2010

Fred Pevow

President & Chief Executive Officer

Jill Marlatt

Controller

Safe Harbor Statement

Certain of the statements included in this presentation, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to inability to satisfy the closing conditions to the Laser acquisition, inability to successfully integrate the Laser assets and operations, inability to obtain financing, industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table of Contents                                                                                                                   Page

Stock Information	1
Snapshot of the Legacy Gateway	2
New Leadership	3
New Strategy	4
Laser Acquisition	5
Laser Investment Merits	6
Pro Forma Financial Information	7
Near – Term Agenda	8
Closing	9

Appendices

Management and Board of Director’s Bio’s

Stock Information

Ticker Symbol:	GNRG
Quotation Service:	Over-the-counter bulletin board
Average Daily Trading Volume (since June 3, 2010):	5,664 shares
Current Price (as of Sept. 27, 2010):	$0.25
Primary Shares Outstanding:	19.7 million

Snapshot of the Legacy Gateway

•        Miscellaneous balance sheet statistics as of June 30, 2010

o   Property and equipment, net                                         -           $ 9.2 million

o   Debt, net of unrestricted cash                                        -           $ 2.0 million

o   Tangible equity per share                                              -           $ 0.38

•        Miscellaneous income statistics

o   Operating margin (annualized 1st half 2010)                  -            $ 2.1 million

o   G & A (annualized 1st half 2010)                                 -            $ 1.6 million

o   G & A target (per President letter on 07/22/2010)          -            $ 1.5 million

o   Implied EBITDA                                                         -           $ 600,000

•        Current pipeline systems

o   Waxahachie

o   Hickory Creek

o   Gulf of Mexico ( 9 lines)

o   Madisonville

•        Waxahachie distribution system is attractive

New Leadership

•        Gateway has been engaged in the natural gas midstream industry since 1992

•        New Board of Directors and Management team

•        Elected via a successful written consent solicitation in June 2010

•        Dedicated to building shareholder value through:

o   Alignment with shareholders through significant ownership

o   Reduce general and administrative expenses

o   Aggressive growth strategy

o   Efficient financing plan

New Strategy

•        Remain engaged in the midstream natural gas business

•        Sharpen focus on stable, fee- based revenues

•        Goal of 75% contribution(1) from distribution and transportation versus gathering(2)

•        Any new gathering business will hinge on a producing basin – specific competitive advantage

•        Mix of small acquisitions and new construction

•        Goal of $25 million in annual EBITDA within 36 months

•        Evaluate master limited partnership

______________

(1)As defined by operating margin

(2)Gathering activities contributed 75% of operating margin in 1st half 2010

Laser Acquisition

•        Agreement to acquire natural gas pipelines from Laser Pipeline Company, LP (“Laser”) for $1.1 million

•        Closing is expected on or before October 22, 2010, subject to certain conditions

•        Four pipelines that deliver natural gas into poultry processing and rendering plants owned by Tyson Foods, Inc. (“Tyson”)

•        Tyson plants are located in Center, TX, Seguin, TX, Texarkana, AR and Sedalia, MO

•        Fixed tariff rates

•        Contracts with Tyson with long primary terms (with mutual options to renew)

Laser Investment Merits

•        Creates a template for future acquisitions

•        Immediately accretive to EPS  and cash flow per share

•        Increases stable and contractual cash flow

o   Distribution systems now generate 30% of operating margin

o   Laser pipelines have no well production decline

•        Can manage with current personnel and without a material increase in G & A expense

•        Attractive purchase price at 5.5 x EBITDA

Pro Forma Financial Information

(Amounts in 000s, Except Per Share Amounts)

                                                                                                   As of or For the

                                                                                     Six Months Ended June 30,2010

	As Reported	Pro Forma(2)
Income and Cash Flow Data:
Revenues	$3,754	$3,904
Adjusted EBITDA	245	357
Cash Flow from Operations(1)	162	245
Net Income (Loss)	(1,191)	(1,159)
Average Shares Outstanding	19,402	19,402
EPS	(0.06)	(0.06)
Cash flow per Share	0.01	0.01
Capitalization Data:
Unrestricted Cash	$520	$520
Bank debt (less current maturities)	2,500	3,550
Tangible stockholders' equity and deficit	7,311	7,344
Adjusted capitalization	$9,811	$10,894

_____

(1) Cash flow is defined as working capital provided by operations

(2) Assumes 100% bank financing of the Laser acquisition, 15 year amortization of purchase price less 10% salvage value and 5.5% interest rate

Near – Term Agenda

•        Evaluate financing alternatives

•        Renegotiate bank credit

•        Integrate Laser pipelines into operations

•        Further develop operating capabilities

•        Intensify acquisition search

•        Reevaluate legacy assets for divestiture or joint venture

Closing

•        Template for future acquisitions

•        Increasing the stability of our cash flow

•        Increasing our access to capital

•        Positioning for future growth

Non-GAAP Financial Measures

EBITDA is defined as pre-tax net income plus: interest expense, depreciation, depletion and amortization expense, non-recurring gain (loss) on sale of assets, non-controlling interest, accretion expense, and non-cash compensation expense.  EBITDA is a significant performance metric used by Company management, and by external users of Company's financial statements, such as investors, commercial banks, research analysts and others, including our principal lender.

EBITDA should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. EBITDA does not include interest expense, income taxes, depreciation, depletion and amortization expense, non-recurring gain (loss) on sale of assets, minority interest, accretion expense or non-cash compensation expense. Because the Company has borrowed, and intends to borrow, money to finance their operations, interest expense is a necessary element of the Company's overall costs. Because the Company uses capital assets, depreciation and amortization are also necessary elements of the Company's overall costs. Because the Company has used, and intends to use, non-cash equity awards as part of their overall compensation package for executive officers and employees, non-cash compensation expense is a necessary element of the Company's overall costs.  Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, Company management believes that it is important to consider net income determined under GAAP, as well as EBITDA, to evaluate Company's financial performance. Management compensates for the limitations of EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management’s decision-making processes.

Appendices

Management Team

Frederick M. Pevow, Jr., Chairman & CEO
Mr. Pevow was appointed as the Chairman and CEO of Gateway Energy Corporation in June 2010. Prior to Gateway, he was the president of Pevow and Associates, Inc., which provided investment banking and CFO consulting services to companies and institutional investors. Mr. Pevow was also the interim chief financial officer and a member of the board of directors of Texas Petrochemicals, Inc from 2004 to 2006. Previously, he was an investment banker to the energy industry with Smith Barney Inc., Dillon, Read & Co., and CIBC World Markets.  Mr. Pevow graduated in 1984 with a bachelor of arts in the Plan II Honors Program, University of Texas at Austin.

Jill Marlatt, Controller
Mrs. Marlatt has served as the Company’s Controller, Treasurer and Secretary since June 2010.  She has been employed at the Company since July 2009, previously as a Senior Accountant. She has prepared all consolidated financial statements, SEC filings and managed all audit and tax work since arrival.  From 2007-2009, Ms. Marlatt served as a Senior Auditor with Ernst & Young, LLP.  She is a Certified Public Accountant.

Jeff O’Banion, P.E., Manager of Engineering and Operations
Mr. O’Banion has more than 20 years experience in the oil and gas industry. Prior to joining Gateway, Mr. O’Banion was employed by INEOS/BP Oil Company, where he has held several positions of increasing responsibility. Most recently he was responsible for pipeline engineering and capital projects for the feedstock supply and product distribution systems. The primary focus of his activities, during this time was to upgrade product metering hardware, expand product delivery capacity, pipeline integrity management, leak detection and hydraulic capacity studies. Before being employed by INEOS, Mr. O’Banion worked for BP Oil, both domestically and overseas in production, refining and chemical plant operations. During this time, he focused on production plant reliability and operations optimization. He has also held positions in design, construction and startup of large capital projects in the oil and gas industry.

Board of Directors

Perin Greg deGeurin
Mr. deGeurin is the president and co-owner of DeGeurin Realty, Inc., a commercial and residential real estate brokerage. Mr. deGeurin has been the president and co-owner of DeGeurin Realty, Inc. since 1989. Mr. deGeurin graduated from the University of Texas at Austin with a bachelor of arts from the School of Communications.

David Fairfax Huff
Mr. Huff is the president and co-owner of Progressive Pumps & Controls Corporation, a distributor of oilfield pumps and related accessories, a position he has held since January 2009. Mr. Huff was the vice president of Progressive Pumps & Controls from November 2006 to December 2008. He was self-employed from March 2006 to October 2006. Mr. Huff was the chief financial officer of Academy Sports & Outdoors from April 2005 to March 2006. Mr. Huff was formerly an investment banker for Bank of America and Bear, Stearns & Co. Inc., specializing in the energy sector. He graduated with a bachelor of science in accounting and finance from the University of Texas at Austin and earned a masters in business administration from the Wharton School, University of Pennsylvania.

John O. Niemann, Jr.
Mr. Niemann is the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen in 1978 and served as a partner since 1987 and in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The Alley Theatre and Taping for the Blind, Inc. He graduated with a bachelor of arts in managerial studies (magna cum laude) and a masters in accounting from Rice University and received a juris doctor (summa cum laude) from the South Texas College of Law.

Frederick M. Pevow, Jr.
Mr. Pevow was appointed as the Chairman and CEO of Gateway Energy Corporation in June 2010. Prior to Gateway, he was the president of Pevow and Associates, Inc., which provided investment banking and CFO consulting services to companies and institutional investors. Mr. Pevow was also the interim chief financial officer and a member of the board of directors of Texas Petrochemicals, Inc from 2004 to 2006. Previously, he was an investment banker to the energy industry with Smith Barney Inc., Dillon, Read & Co., and CIBC World Markets.  Mr. Pevow graduated in 1984 with a bachelor of arts in the Plan II Honors Program, University of Texas at Austin.

John A. Raasch
Mr. Raasch has served on the Board of Directors since 2004. He was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service. Mr. Raasch served as Interim President and Chief Executive Officer of Gateway Energy Corporation from October 2004 through May 2005.

Paul G. VanderLinden, III
Mr. VanderLinden has been manager of market development of Radoil, Inc., a manufacturer of oil and gas equipment, since January 2009. He was the president, chief operating officer and co-founder of Gulfshore Midstream Pipelines, Ltd., from 2001 until its sale to Gateway in August 2007. He was an owner and co-founder of SeaCrest Company LLC and served as vice president from June 1997 until the formation of Gulfshore Midstream Pipelines, Ltd., in 2001. He has over 30 years of experience in the natural gas pipeline industry and held positions at Pan Energy, Natural Gas Pipeline Company of America and United Gas Pipe Line. Mr. VanderLinden graduated with a bachelor of science in Geology from Eastern New Mexico University.